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                                                                   Exhibit 10.20

                                 July 24, 2000

Mr. Michael C. Mulica
Phone.com, Inc.
800 Chesapeake Drive
Redwood City, CA 94061

     Amendment of Offer Letter dated October 4, 1999
     -----------------------------------------------

Dear Mike:

     As you and I discussed verbally, Phone.com, Inc. (the "Company") has agreed to provide you with certain employment protection rights through May 3, 2001. Accordingly, your offer letter from the Company dated October 4, 1999 (the "Offer Letter") is amended as described below. All other provisions of the Offer Letter that are not modified by this letter remain in full force and effect.

     For the period from the date of this letter through May 3, 2001 (the "Employment Period"), the Company agrees that your employment shall not be "at will", as such term is defined under applicable law, with respect to the Company's right to terminate the employment relationship. Accordingly, for the duration of the Employment Period, the Company hereby waives its rights under applicable law and under the terms of the Offer Letter to terminate your employment with the Company for any reason other than "cause". For purposes of this Amendment, "cause" shall mean (i) gross negligence or willful misconduct in the performance of your duties to the Company; (ii) repeated unexplained or unjustified absence from the Company; (iii) a material and willful violation of any federal or state law; (iv) commission of any act of fraud with respect to the Company; or (v) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined by the Board of Directors of the Company.

     Following the termination of the Employment Period, the terms of the Offer Letter with respect to your status as an employee "at will", terminable by the Company at any time, for any reason or no reason, with or without cause shall once again be in force.

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Mr. Michael C. Mulica
July 25, 2000
Page 2


     Please sign below to acknowledge and accept the terms of this Amendment and to agree that the terms of this Amendment supersede any conflicting terms of the Offer Letter and taken together with the Offer Letter constitute your entire agreement with respect to your employment with the Company.


                                       Sincerely,

                                       /s/ Alain Rossman
                                       Alain Rossman
                                       Chairman and Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Michael C. Mulica
-------------------------------
Michael C. Mulica


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